UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 30, 2008

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

John P. DesBarres, an independent director of Penn Virginia Resource GP, LLC, general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”), passed away on December 29, 2008. Mr. DesBarres was also the chairman of the audit committee and the audit committee financial expert as well as a member of the compensation and benefits and conflicts committees. Section 303A.07(a) of the New York Stock Exchange (“NYSE”) corporate governance listing standards requires all publicly traded companies to have at least three independent directors serving on the audit committee and at least one member of the audit committee identified as the audit committee financial expert. On December 30, 2008, the NYSE notified the Partnership of its non-compliance with Section 303A.07(a) due to the death of Mr. DesBarres. The Partnership intends to immediately begin a search for a third member of its general partner’s audit committee and an audit committee financial expert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2009

Penn Virginia Resource Partners, L.P.
By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative Officer and General Counsel